UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

GENTIVA HEALTH SERVICES, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	1-15669 (Commission File No.)	36-4335801 (I.R.S. Employer Identification No.)

3 Huntington Quadrangle, Suite 200S
Melville, New York 11747-4627
(Address of principal executive offices, including zip code)

(631) 501-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

:  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

:  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

:  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

:  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, Gentiva Health Services, Inc. (the "Company") announced that in connection with its relocation to Atlanta, Georgia, Mr. Brian D. Silva, Senior Vice President, Human Resources, will be leaving the Company effective May 14, 2009. The Company will honor the terms of the Severance Agreement between Mr. Silva and the Company, as amended and restated in February 2008. Mr. Silva will receive his base salary for 12 months following his departure date. Mr. Silva will also receive his health benefits for the earlier of 12 months following his departure date or such time as similar benefits become available from a new employer as well as certain outplacement assistance. Mr. Silva's receipt of these payments is conditioned upon his compliance with the Confidentiality and Restrictive Covenant Agreement attached to his Severance Agreement and his execution of a General Release in the form attached as an exhibit to his Severance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)
Date: February 27, 2009	/s/ Stephen B. Paige
Stephen B. Paige Senior Vice President, General Counsel and Secretary